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                                                                EXHIBIT 10(d)(3)


                          CONVERTIBLE PROMISSORY NOTE

$500,000.00                      Dallas, Texas                 September 6, 1996

       1. PRINCIPAL. For value received, ErgoBilt, Inc., a Texas corporation ("Maker"), hereby promises to pay to Summit Partners Management Co. ("Payee") or order, in accordance with the terms of this promissory note ("Note"), at such place as Payee may from time to time in writing designate, the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00), together with interest at the "Interest Rate" as defined below, on the terms and conditions set forth herein.

       2. INTEREST RATE. Interest shall accrue on the unpaid principal balance due under this Note at an annual percentage rate (the "Interest Rate") equal to eight percent (8%) based on a three hundred sixty (360) day year and actual days elapsed. Interest shall accrue from the date of this Note until paid in full.

       3.     PAYMENT.

              3.1. Maturity Date. Subject to the mandatory prepayment obligation described in Paragraph 3.3 below, the entire principal balance and all accrued unpaid interest shall be due and payable one (1) year from the date of this Note (the "Maturity Date"). All payments shall be made in currency of the United States.

              3.2. Voluntary Prepayment. Maker may prepay all or any part of the unpaid principal balance at any time without penalty or premium.

              3.3. Mandatory Prepayment. Prior to the Maturity Date, Maker intends to complete an initial public offering of Maker's common stock (the "IPO"). If the IPO closes at any time prior to the Maturity Date, then Maker shall repay to Payee, concurrently with the closing of the IPO, the sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in principal (or one-half of the unpaid principal balance due under the Note, whichever is less), plus all accrued and unpaid interest on this Note. The remaining principal balance under this Note shall be converted into common stock of the Maker pursuant to Paragraph 4.1 below.

              3.4. Security. This Note is secured by the Investment and Security Agreement dated as of the date hereof (the "Security Agreement") among Maker, Gerald McMillan and Payee, and Payee shall be entitled to the benefit thereof.

       4.     CONVERSION.

              4.1. Conversion. Subject to the terms and conditions of this Paragraph 4, upon Mandatory Prepayment, the unpaid principal balance remaining due under this Note after such Mandatory Prepayment, contemporaneously therewith, shall be automatically converted to shares of the Common Stock, $0.10 par value, of Maker ("Maker's Common Stock") at a conversion rate
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equal to such principal amount divided by a price per share equal to the "IPOP"
(as defined herein). The term "IPOP" shall mean the "Price to the Public" of one share of Maker's Common Stock as set forth on the cover page of the final prospectus for the IPO.

              4.2. Delivery of Shares; Reduction in Principal Balance. Upon Conversion pursuant to Section 4.1, Maker shall issue and deliver to Payee or its designated affiliates certificates representing the shares of Maker's Common Stock, registered in Payee's or its designated affiliate's name(s).
Upon issuance of the shares, the principal balance due under this Note shall be deemed automatically reduced by that amount of principal converted into shares of Maker's Common Stock.

              4.3.   Anti-Dilution Provisions and Notice.

                     (a)    Notice.  In case:

                            (i)    Maker declares a dividend or other
distribution on Maker's Common Stock payable otherwise than in cash out of retained earnings; or

                            (ii)   Maker authorizes the issuance to the holders
of Maker's Common Stock of rights, options or warrants entitling them to subscribe for or purchase any shares of capital stock of any class or any other subscription rights, options or warrants; or

                            (iii)  Of any reclassification of the capital stock
of the corporation (other than a subdivision or combination of outstanding shares of Maker's Common Stock), or of any consolidation or merger to which Maker is a party, or of the sale, transfer or other disposition of all or substantially all of the assets of Maker; or

                            (iv)   Of the voluntary or involuntary liquidation,
dissolution or winding up of Maker;

                     then Maker shall file with the transfer agent for the shares of Maker's Common Stock and shall cause to be mailed to Payee, at least twenty (20) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of record of Maker's Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer disposition, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that the holders of record of Maker's Common Stock shall be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up, and if applicable, the vote on any action authorizing such.

                     (b) Stock Split. In the event Maker shall at any time split in a greater or combine in a lesser number of shares the outstanding shares of Maker's Common Stock, the number of shares of Maker's Common Stock issuable upon conversion shall be increased proportionately





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in case of subdivision or decreased in the case of a combination, effective in either case at the close of business on the date when such subdivision or combination becomes effective.

                     (c) Recapitalization or Merger. In the event that Maker shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as an entirety, provision shall be made as part of the terms of such recapitalization, consolidation, merger, sale or conveyance so that any holder of Maker's Common Stock may thereafter receive in lieu of Maker's Common Stock otherwise issuable to him upon conversion of his shares the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance with respect to Maker's Common Stock.

                     (d) Dividend. In the event that Maker shall at any time pay to the holders of Maker's Common Stock a dividend in Maker's Common Stock, the number of shares of Maker's Common Stock issuable upon Payee's exercise of its Conversion Rights shall be proportionately increased, effective at the close of business on the payment date for determination of such dividend.

              4.4. Adequate Shares. Maker shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued shares of Maker's Common Stock, for the purpose of issuance upon conversion, a sufficient number of shares of Maker's Common Stock potentially deliverable upon Payee's exercise of its Conversion Rights.

              4.5. Taxes. Maker shall not be required to pay any tax which may be payable in respect of the original issuance or payable in respect of any transfer involved in the issuance and delivery of shares of Maker's Common Stock in a name other than that in which the shares so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to Maker the amount of any such tax or has established to the satisfaction of Maker that such tax has been paid.

              4.6. Limitations. Shares of Maker's Common Stock issuable upon conversion shall include only shares of the class designated as Common Stock as of the date of this Note or shares of Maker of any classes or series resulting from any reclassification or reclassifications thereof and which have no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation and which are not subject to redemption by Maker, provided that if, at any time there shall be more than one such resulting class or series, the shares of each such class and series then so issuable shall be substantially in the proportion which the total number of shares of such class and series resulting from all such reclassifications bears to the total number of shares of all such classes and series resulting from all such reclassifications.

              4.7. Restrictions on Transferability. All shares of Maker's Common Stock issued to Payee in satisfaction of Payee's conversion rights shall be validly issued, fully paid and nonassessable. No fractional shares shall be issued. Payee acknowledges and understands that the





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certificates of Maker's Common Stock issued to it upon exercise of its
Conversion Rights will bear a restrictive legend in substantially the following form:

                     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to Company is obtained to the effect that such registration is not required."

       5. ALLOCATION OF PAYMENTS. Any amounts, when paid against this Note, shall be credited first to any reasonable costs or expenses incurred by Payee to collect on this Note, then to the interest then due, and then to unpaid principal. Interest shall cease to accrue upon any principal paid.

       6.     EVENTS OF DEFAULT AND REMEDIES

              6.1 An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") occurs and is continuing:

                     (a) Maker shall fail to pay when due any principal of or interest on this Note;

                     (b) Maker shall fail to pay when due any fee, expense or other payment required hereunder after five (5) days' prior written notice from Payee of such delinquency;

                     (c) any representation or warranty made in this Note, or any of the other documents executed in connection herewith or relating hereto, including, without limitation, the Warrant and Common Stock Subscription Agreement dated as of the date hereof between Maker and Payee and the Security Agreement (the "Loan Documents"), or in any certificate or statement furnished or made to Payee pursuant hereto or thereto or in connection herewith or therewith shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

                     (d) default shall occur in the performance of any of the covenants or agreements of Maker contained herein, or in any of the other Loan Documents;

                     (e) default shall occur in the payment of any indebtedness of Maker or default shall occur in respect of any note, loan agreement or credit agreement relating to any such indebtedness and such default shall continue for more than the period of grace, if any, specified therein; or any such indebtedness shall become due before its stated maturity by acceleration of the maturity thereof or shall become due by its terms and shall not be promptly paid or extended;





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                     (f)    any of the Loan Documents shall cease to be legal,
valid, binding agreements enforceable against any party executing the same in accordance with the respective terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interest, rights, titles, interest, remedies, powers or privileges intended to be created thereby;

                     (g) Company shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of electing any of the foregoing;

                     (h) an involuntary petition or complaint shall be filed against Maker seeking bankruptcy or reorganization of Maker, or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Maker, or all or substantially all of its assets, or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Maker or appointment of a receiver, custodian, trustee, intervenor or liquidator of Maker, or of all or substantially all of its assets;

                     (i) any final judgment(s) for the payment of money in excess of the sum of $25,000.00 in the aggregate shall be rendered against Maker and such judgment or judgments shall not be satisfied or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment; or

                     (j) Maker sells, leases or otherwise disposes of all or substantially all of the assets of Maker, whether in one transaction or through a series of transactions, or merges with or consolidates into any other person.

              6.2 Remedies Upon Event of Default. If an Event of Default occurs and is continuing, then Payee shall exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents, as Payee may deem necessary or appropriate: (i) declare the principal of, and all interest then accrued on, this Note and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Maker hereby expressly waives, anything contained herein or in the Loan Documents to the contrary notwithstanding, (ii) reduce any claim to judgment, and/or (iii) without notice of default or demand, pursue and enforce Payee's rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any Event of default specified in





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Section 6.1(g) or (h) occurs, the principal of, and all interest on, this Note and other liabilities hereunder shall thereupon become due and payable concurrently therewith.

       7. WAIVERS. Waiver of any provision of this Note by Payee shall not be deemed to constitute a waiver of any other provision hereunder, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by Payee.

       8. LIMITATIONS ON USURY. Regardless of any provisions contained in this Note, Payee shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest (whether called interest herein or deemed to be interest by operation of law or judicial determination) on this Note, any amount in excess of the highest lawful rate, and, in the event Payee ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

       9.     MISCELLANEOUS.

              9.1. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, Texas law.

              9.2. Binding Effect. All of the terms, covenants, representations, warranties and conditions herein shall be binding upon, and inure to the benefit of, and be enforceable by, the parties and their respective successors and assignees.

              9.3. Attorneys' Fees. If any party brings an action in connection with the performance, breach or interpretation of this Note, or in any action related hereto, the prevailing party in such action shall be entitled to recover from the losing party in such action all reasonable attorneys fees, court costs, costs of investigation, accounting, and other costs reasonably incurred or related to such litigation.

              9.4. Notices. All notices, demands and other communications required or permitted to be given hereunder shall be deemed to have been duly given and received if in writing and (i) effective immediately if delivered personally; or (ii) effective seventy-two (72) hours after mailing if deposited in the United States mail, first class, postage prepaid, registered or certified mail, return receipt requested, addressed as set forth below; or
(iii) effective upon confirmation of delivery if sent by telecopier to a party's telecopier number set forth below and after twenty-four (24) hours, if sent by a nationally recognized overnight courier (e.g., Federal Express, D.H.L., etc.) to the party at such party's address set forth below:





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                 Maker:                       ErgoBilt, Inc.
                                              Attn:  Gerard Smith, President
                                              5001 Quorum Drive, Suite 147
                                              Dallas, Texas 75240
                                              Telecopier No.:  214-392-9719

                 With courtesy copy to:       Wolin, Fuller, Ridley & Miller LLP
                                              Attn:  Norman R. Miller, Esq.
                                              3100 Bank One Center
                                              1717 Main Street
                                              Dallas, Texas 75201
                                              Telecopier No.:  214-939-4949

                 Payee:                       Summit Partners Management Co.
                                              Attn:  Mr. Don V. Ingram
                                              2200 Ross Avenue
                                              Suite 4500, LB 170
                                              Dallas, Texas 75201
                                              Telecopier No.:  214-220-4349

                 With courtesy copy to:       Haynes and Boone, L.L.P.
                                              Attn:  Marc H. Folladori, Esq.
                                              1000 Louisiana Street, Suite 4300
                                              Houston, Texas 77002-5012
                                              Telecopier No.:  713-547-2600

       The addresses provided above may be changed by notice given to the other party in accordance with this Paragraph. A party's failure to provide a courtesy copy shall not invalidate notice otherwise given in accordance with this Paragraph.

                                        ERGOBILT, INC.

                                        By: /s/ GERARD SMITH
                                            --------------------------------
                                            Gerard Smith, President

Accepted and Agreed:

SUMMIT PARTNERS MANAGEMENT CO.

By: /s/ DON V. INGRAM
    ----------------------------
    Don V. Ingram


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